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                                                                    EXHIBIT 21.1



                     EXHIBIT 21.1 -- LIST OF SUBSIDIARIES



                                                       STATE OR JURISDICTION
                            NAME OF                     OF INCORPORATION OR
                          SUBSIDIARY                        ORGANIZATION
                          ----------                        ------------

               1.  Vital Images, Incorporated                   Iowa

               2.  Bio-Vascular B.V.                         Netherlands